Exhibit 99.1

press release
Paylocity Announces Second Quarter Fiscal Year 2025 Financial Results
•Q2 2025 Recurring & Other Revenue of $347.7 million, up 17% year-over-year
•Q2 2025 Total Revenue of $377.0 million, up 16% year-over-year
SCHAUMBURG, IL. – February 6, 2025 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR, payroll, and spend management software solutions, today announced financial results for the second quarter of fiscal year 2025, which ended December 31, 2024.

“The momentum we saw in Q1 continued into the second quarter of fiscal 25, resulting in very strong results, solid selling season performance, and increased revenue and profitability guidance for fiscal 25. Second quarter recurring & other revenue growth was 17%, primarily driven by strong sales and operational execution, continued product differentiation, and a stable macroeconomic environment. Our sustained investment in R&D continues to drive differentiation and expanded average revenue per client, with the recent launch of Benefits Decision Support and Headcount Planning increasing our max PEPY to $600, achieving the target we set in August 2023. I would also like to thank all of our Paylocity teams as they support our clients through our busiest time of year,” said Toby Williams, President and Chief Executive Officer of Paylocity.
Second Quarter Fiscal 2025 Financial Highlights
Revenue:
•Total revenue was $377.0 million, an increase of 16% from the second quarter of fiscal year 2024.
•Recurring & other revenue was $347.7 million, an increase of 17% from the second quarter of fiscal year 2024.
Operating Income:
•GAAP operating income was $46.6 million and non-GAAP operating income was $101.1 million in the second quarter of fiscal year 2025 compared to GAAP operating income of $49.7 million and non-GAAP operating income of $92.8 million in the second quarter of fiscal year 2024.
Net Income:
•GAAP net income was $37.5 million or $0.66 per share in the second quarter of fiscal year 2025 based on 56.7 million diluted weighted average common shares outstanding compared to $38.1 million or $0.67 per share in the second quarter of fiscal year 2024 based on 56.9 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $126.2 million in the second quarter of fiscal year 2025 compared to $112.6 million in the second quarter of fiscal year 2024.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $96.9 million in the second quarter of fiscal year 2025 as compared to $84.7 million in the second quarter of fiscal year 2024.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $482.4 million as of December 31, 2024.
•Long-term debt totaled $325.0 million as of December 31, 2024, representing borrowings under our credit facility to fund the acquisition of Airbase on October 1, 2024.

•Cash flow from operations for the first six months of fiscal year 2025 was $145.7 million compared to $137.2 million for the first six months of fiscal year 2024.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. Additional information regarding these measures can be found below under the headings “Non-GAAP Financial Measures” and “Definitions of our Non-GAAP Measures.”
Business Outlook
Based on information available as of February 6, 2025, Paylocity is issuing guidance for the third quarter and full fiscal year 2025 as indicated below.
Third Quarter 2025:
•Recurring and other revenue is expected to be in the range of $410.0 million to $415.0 million, which represents approximately 12% growth over fiscal year 2024 third quarter recurring and other revenue.
•Total revenue is expected to be in the range of $439.0 million to $444.0 million, which represents approximately 10% growth over fiscal year 2024 third quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $171.0 million to $175.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $142.0 million to $146.0 million.
Fiscal Year 2025:
•Recurring and other revenue is expected to be in the range of $1.445 billion to $1.455 billion, which represents approximately 13% growth over fiscal year 2024 recurring and other revenue.
•Total revenue is expected to be in the range of $1.558 billion to $1.568 billion, which represents approximately 11% growth over fiscal year 2024 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $542.0 million to $550.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $429.0 million to $437.0 million.
We are unable to reconcile the forward-looking non-GAAP measures set forth above to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details

Paylocity will host a conference call to discuss its second quarter fiscal year 2025 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HR, payroll, and spend management software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2024, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2024	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$401,811	$482,364
Accounts receivable, net	32,997	43,471
Deferred contract costs	97,859	106,891
Prepaid expenses and other	39,765	62,823
Total current assets before funds held for clients	572,432	695,549
Funds held for clients	2,952,060	3,541,707
Total current assets	3,524,492	4,237,256
Capitalized internal-use software, net	116,412	124,352
Property and equipment, net	60,640	55,905
Operating lease right-of-use assets	33,792	37,258
Intangible assets, net	28,291	103,566
Goodwill	108,937	342,949
Long-term deferred contract costs	348,003	366,180
Long‑term prepaid expenses and other	7,077	6,699
Deferred income tax assets	17,816	19,609
Total assets	$4,245,460	$5,293,774

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,638	$5,464
Accrued expenses	158,311	162,005
Total current liabilities before client fund obligations	166,949	167,469
Client fund obligations	2,950,411	3,538,149
Total current liabilities	3,117,360	3,705,618
Long-term debt	—	325,000
Long-term operating lease liabilities	46,814	49,048
Other long-term liabilities	6,398	6,318
Deferred income tax liabilities	41,824	35,650
Total liabilities	$3,212,396	$4,121,634
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2024	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2024 and December 31, 2024; 55,514 shares issued and outstanding at June 30, 2024 and 55,884 shares issued and outstanding at December 31, 2024	56	56
Additional paid-in capital	360,488	411,373
Retained earnings	673,456	760,494
Accumulated other comprehensive income (loss)	(936)	217
Total stockholders' equity	$1,033,064	$1,172,140
Total liabilities and stockholders’ equity	$4,245,460	$5,293,774

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Revenues:
Recurring and other revenue	$298,416	$347,714	$590,101	$680,819
Interest income on funds held for clients	27,945	29,266	53,846	59,117
Total revenues	326,361	376,980	643,947	739,936
Cost of revenues	107,399	124,545	208,866	239,505
Gross profit	218,962	252,435	435,081	500,431
Operating expenses:
Sales and marketing	79,777	93,133	160,180	181,564
Research and development	46,139	56,155	90,744	103,415
General and administrative	43,340	56,524	93,262	104,685
Total operating expenses	169,256	205,812	344,186	389,664
Operating income	49,706	46,623	90,895	110,767
Other income	3,800	193	7,025	4,935
Income before income taxes	53,506	46,816	97,920	115,702
Income tax expense	15,390	9,351	25,287	28,664
Net income	$38,116	$37,465	$72,633	$87,038
Other comprehensive income (loss), net of tax	4,929	(5,658)	5,049	1,153
Comprehensive income	$43,045	$31,807	$77,682	$88,191

Net income per share:
Basic	$0.68	$0.67	$1.29	$1.56
Diluted	$0.67	$0.66	$1.28	$1.54

Weighted-average shares used in computing net income per share:
Basic	56,244	55,826	56,140	55,733
Diluted	56,855	56,740	56,906	56,536
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and six months ended December 31 are included in the above line items:

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Cost of revenues	$5,639	$6,007	$11,241	$10,930
Sales and marketing	10,156	10,663	20,027	20,415
Research and development	11,565	11,861	22,435	22,172
General and administrative	16,502	16,379	32,135	27,053
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$43,862	$44,910	$85,838	$80,570

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended December 31,
	2023	2024
Cash flows from operating activities:
Net income	$72,633	$87,038
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	82,213	77,206
Depreciation and amortization expense	35,501	47,212
Deferred income tax expense (benefit)	15,225	(126)
Provision for credit losses	463	617
Net accretion of discounts on available-for-sale securities	(2,683)	(1,277)
Other	(3,870)	577
Changes in operating assets and liabilities:
Accounts receivable	(7,052)	(4,144)
Deferred contract costs	(30,743)	(25,861)
Prepaid expenses and other	(11,328)	(20,266)
Accounts payable	1,131	(4,327)
Accrued expenses and other	(14,278)	(10,993)
Net cash provided by operating activities	137,212	145,656
Cash flows from investing activities:
Purchases of available-for-sale securities	(164,815)	(66,122)
Proceeds from sales and maturities of available-for-sale securities	150,851	80,018
Capitalized internal-use software costs	(29,483)	(29,597)
Purchases of property and equipment	(6,142)	(5,313)
Acquisitions of businesses, net of cash and funds held for clients acquired	(12,015)	(278,001)
Other investing activities	(583)	(1,951)
Net cash used in investing activities	(62,187)	(300,966)
Cash flows from financing activities:
Net change in client fund obligations	642,416	545,384
Borrowings under credit facility	—	325,000
Repurchases of common shares	—	(8,395)
Proceeds from employee stock purchase plan	9,534	10,561
Taxes paid related to net share settlement of equity awards	(35,390)	(37,005)
Other financing activities	13,356	(20)
Net cash provided by financing activities	629,916	835,525
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	704,941	680,215
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	2,421,312	2,845,669
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$3,126,253	$3,525,884
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$3,422	$471
Liabilities assumed for acquisitions	$382	$55,730
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$247	$5,179
Cash paid for income taxes	$25,561	$45,968
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$366,904	$482,364
Funds held for clients' cash and cash equivalents	2,759,349	3,043,520
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$3,126,253	$3,525,884

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$218,962	$252,435	$435,081	$500,431
Amortization of capitalized internal-use software costs	10,676	14,833	20,211	28,610
Amortization of certain acquired intangibles	1,853	4,749	3,707	6,813
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,639	6,007	11,241	10,930
Other items (1)	—	218	—	140
Adjusted gross profit	$237,130	$278,242	$470,240	$546,924

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$49,706	$46,623	$90,895	$110,767
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	43,862	44,910	85,838	80,570
Amortization of acquired intangibles	2,525	5,678	5,061	8,225
Other items (2)	(3,328)	3,934	(2,143)	6,462
Non-GAAP Operating income	$92,765	$101,145	$179,651	$206,024

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation from Net income to Non-GAAP Net income:
Net income	$38,116	$37,465	$72,633	$87,038
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	43,862	44,910	85,838	80,570
Amortization of acquired intangibles	2,525	5,678	5,061	8,225
Other items (2)	(3,328)	3,934	(2,143)	6,462
Income tax effect on adjustments (3)	3,294	(5,976)	2,464	(2,668)
Non-GAAP Net income	$84,469	$86,011	$163,853	$179,627

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$84,469	$86,011	$163,853	$179,627
Diluted weighted-average number of common shares	56,855	56,740	56,906	56,536
Non-GAAP Net income per share	$1.49	$1.52	$2.88	$3.18

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$38,116	$37,465	$72,633	$87,038
Interest expense	189	4,846	379	5,246
Income tax expense	15,390	9,351	25,287	28,664
Depreciation and amortization expense	18,380	25,660	35,501	47,212
EBITDA	72,075	77,322	133,800	168,160
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	43,862	44,910	85,838	80,570
Other items (2)	(3,328)	3,934	(2,143)	6,462
Adjusted EBITDA	$112,609	$126,166	$217,495	$255,192
Interest income on funds held for clients	(27,945)	(29,266)	(53,846)	(59,117)
Adjusted EBITDA excluding interest income on funds held for clients	$84,664	$96,900	$163,649	$196,075

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$79,777	$93,133	$160,180	$181,564
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,156	10,663	20,027	20,415
Less: Other items (1)	—	520	—	629
Non-GAAP sales and marketing	$69,621	$81,950	$140,153	$160,520

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation of Non-GAAP total research and development:
Research and development	$46,139	$56,155	$90,744	$103,415
Add: Capitalized internal-use software costs	15,290	14,387	29,483	29,597
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	11,565	11,861	22,435	22,172
Less: Other items (4)	138	890	360	1,011
Non-GAAP total research and development	$49,726	$57,791	$97,432	$109,829

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Reconciliation of Non-GAAP general and administrative:
General and administrative	$43,340	$56,524	$93,262	$104,685
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,502	16,379	32,135	27,053
Less: Amortization of certain acquired intangibles	672	929	1,354	1,412
Less: Other items (5)	(3,466)	2,306	(2,503)	4,682
Non-GAAP general and administrative	$29,632	$36,910	$62,276	$71,538

	Six Months Ended December 31,
	2023	2024
Reconciliation of Free cash flow, Adjusted free cash flow and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$137,212	$145,656
Capitalized internal-use software costs	(29,483)	(29,597)
Purchases of property and equipment	(6,142)	(5,313)
Free cash flow	$101,587	$110,746
Cash paid for other items (6)	2,017	5,073
Adjusted free cash flow	$103,604	$115,819
Less: Interest income on funds held for clients	(53,846)	(59,117)
Adjusted free cash flow excluding interest income on funds held for clients	$49,758	$56,702

(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents acquisition and nonrecurring transaction-related costs.
(5) Represents acquisition and nonrecurring transaction-related costs and lease exit activity.
(6) Represents cash paid for acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated.

Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Adjusted Free Cash Flow, Adjusted Free Cash Margin, Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients, and Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.
Adjusted free cash flow is defined in the same manner as free cash flow plus cash paid for other items as described above in this release. Adjusted free cash flow margin is calculated by dividing free cash flow by total revenues.

Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as adjusted free cash flow but also excludes interest income on funds held for clients. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.